Exhibit 10.3

FIRST LEASE MODIFICATION AGREEMENT

AGREEMENT (“Agreement”) made as of this 31st day of August, 2015 between ESRT EMPIRE STATE BUILDING, L.L.C., a Delaware limited liability company with an address c/o Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York 10165 (hereinafter called “Landlord”), and SHUTTERSTOCK, INC., a Delaware corporation with an office at 350 Fifth Avenue, 21st Floor, New York, New York 10118 (hereinafter called “Tenant”).

WITNESSETH:

WHEREAS, Landlord is successor-in-interest to Empire State Building Company L.L.C., the original landlord, and Tenant is the tenant, under that certain agreement of lease dated as of March 21, 2013, covering certain space (the “Office Premises”) consisting of a portion of the 20th floor and the entire rentable area of the 21st floor of the building (“Building”) known as the Empire State Building, 350 Fifth Avenue, New York, New York (which agreement of lease, as same may have been amended or modified through the date hereof, is hereinafter called the “Lease”); and

WHEREAS, pursuant to Article 54 of the Lease, it was agreed that certain space on the 20th floor of the Building, designated therein as the “Twentieth Floor Must Take Premises”, would be leased to Tenant pursuant to certain terms and conditions more specifically set forth therein; and

WHEREAS, Landlord and Tenant wish to modify the Lease so that the Twentieth Floor Must Take Premises, which shall hereinafter be referred to as the “First Additional Premises” (and is more particularly shown as Storeroom A and Storeroom B on Exhibit A (which is not necessarily to scale) annexed hereto and made part hereof), is leased to Tenant in accordance with the terms and conditions hereinafter set forth (in lieu of the provisions of said Article 54 of the Lease). Any and all defined terms used herein shall have the meanings ascribed to them in the Lease.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    A.    The First Additional Premises shall be deemed to be, and hereby are, added to the demised premises under the Lease, for a term of years, which shall be deemed to have commenced on November 24, 2014 (the “FAP Commencement Date”), and which shall end on September 30, 2024 (the “FAP Expiration Date”). Except as otherwise set forth herein, the First Additional Premises shall be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease, as modified hereby. The rentable square foot area of the First Additional Premises, for all purposes under the Lease, as modified hereby, shall be deemed to be 1,252 rentable square feet (anything contained in the Lease to the contrary notwithstanding). The First Additional Premises and the Office Premises are hereinafter referred to, collectively, as the “Demised Premises”.
B.    Article 54 shall be deemed to be, and hereby is, deleted from the Lease, and shall be deemed to be without force and effect ab initio.
2.    Commencing on the FAP Commencement Date, Tenant shall pay Landlord additional fixed annual rent for the First Additional Premises at the following rates:

(i)	from the FAP Commencement Date through September 30, 2019: Forty-Three Thousand Eight Hundred Twenty and 00/100 ($43,820.00) Dollars per annum ($3,651.67 per month); and

(ii)	from October 1, 2019 through the FAP Expiration Date: Forty-Seven Thousand Five Hundred Seventy-Six and 00/100 ($47,576.00) Dollars per annum ($3,964.67 per month)

3.    Tenant shall pay Landlord operating expense escalation additional rent for the First Additional Premises, in accordance with the provisions of Article 2C of the Lease, except that the term “The Percentage”, for purposes of calculating such additional rent for the First Additional Premises, shall mean .0499 (.0499%) percent.

4.    Tenant shall pay Landlord real estate tax escalation additional rent for the First Additional Premises, in accordance with the provisions of Article 2D of the Lease, except that the term “The Percentage”, for purposes of calculating such additional rent for the First Additional Premises, shall mean .0455 percent (.0455%).

5.    Landlord shall redistribute electricity to Tenant for the First Additional Premises, initially on a “submetering” basis, in accordance with the provisions of Article 3B of the Lease, except that: (i) Landlord shall have no obligation to perform any of the work described in Article 3B(iii) of the Lease with respect to the First Additional Premises; (ii) Landlord shall not be obligated to install a separate submeter or any other lines or equipment for the First Additional Premises; and (iii) Tenant, at Tenant’s sole cost and expense, shall effect all work necessary to connect Tenant’s local electrical distribution in the First Additional Premises to the submeter which is currently measuring Tenant’s electricity consumption on the 20th floor of the Building (and if there are currently more than one such submeter for the 20th floor, then to the one reasonably designated by Landlord).

6.    Tenant acknowledges that it is currently in possession of the First Additional Premises, and Tenant agrees to continue in possession of such space in its “as is” condition. Tenant acknowledges and agrees that Landlord shall have no obligation to perform any work in or to the First Additional Premises to make them suitable and ready for Tenant’s continued occupancy and use.

7.    It is understood and agreed that the First Additional Premises shall be used solely for such uses as are ancillary to Tenant’s business operations in the Office Premises, including, but not limited to, storage and library purposes, but in no event for the installation and use of offices and/or work stations as in the Office Premises. Notwithstanding such permitted use of the First Additional Premises, or anything else contained in the Lease, as modified hereby, to the contrary, Tenant acknowledges and agrees that Landlord shall not be required to provide any cleaning, water, heat, air-conditioning or other services to the First Additional Premises.

8.    It is acknowledged and agreed that no additional security deposit shall be required in connection with the leasing of the First Additional Premises.

9.    Tenant and Landlord each represent and warrant to each other that neither consulted nor negotiated with any broker or finder with regard to this Agreement other than Newmark & Company Real Estate, Inc., d/b/a Newmark Grubb Knight Frank (the “Broker”). Tenant and Landlord shall each indemnify, defend and save the other harmless from and against any claims for fees or commissions from anyone other than the Broker with who such indemnifying party has dealt with in connection with this Agreement. Landlord agrees to pay any commission or fee owing to the Broker pursuant to a separate agreement.

10.    Article 26D of the Lease shall be deemed to be, and hereby is, modified, so that it provides as follows:

“All bills, statements, notices, demands, requests or other communications given or required to be given to Landlord under the Lease, as modified hereby, shall (whether or not stated herein) only be deemed sufficiently given or rendered if in writing and delivered to Landlord by certified mail (return receipt requested) or by nationally recognized overnight courier, in each case to Landlord addressed as follows:

ESRT Empire State Building, L.L.C.
c/o Empire State Realty Trust, Inc.
One Grand Central Place
60 East 42nd Street
New York, New York 10165
Attn: Lease Administration

with copies to:        Empire State Realty Trust, Inc.
One Grand Central Place
60 East 42nd Street
New York, New York 10165
Attn: Legal
or as otherwise designated in accordance with this Article 26.”

11.    It is acknowledged that the Renewal Option set forth in Article 55 of the Lease shall be applicable with respect to the entire Demised Premises, and not with respect to any one or the other of the Office Premises or the First Additional Premises.

12.    This Agreement shall not in any way bind Landlord until such time as it has been executed by Landlord and Tenant, and a fully executed counterpart has been delivered to Tenant.

13.    Except as herein modified, all of the terms, covenants and conditions of the Lease, as modified hereby, are and shall remain in full force and effect and are hereby ratified and confirmed.

14.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

15.    This Agreement may be executed in two or more counterparts, and all counterparts so executed shall, for all purposes, constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile, digital and photocopy signatures on this Agreement shall have the same force and effect as originals.

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SIGNATURE PAGE FOLLOWS THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:
ESRT EMPIRE STATE BUILDING, L.L.C., Landlord
By: Empire State Realty OP, L.P., as its sole member
By: Empire State Realty Trust, Inc., as its general Partner

By: /s/ Thomas P. Durels
Name: Thomas P. Durels
Title: Executive Vice President,
Director of Leasing and Operations

SHUTTERSTOCK, INC.

By: /s/ Timothy Bixby
Name: Timothy Bixby
Title: Chief Financial Officer

EXHIBIT A

Diagram of the First Additional Premises

727 USF
946 RSF
235 USF
306 RSF
34th STREET
FIFTH AVENUE
33rd STREET
Stair W
Stair S
Stair T
Stair Y
Stair X
Stair Z
WOMEN
MEN

EMPIRE STATE BUILDING
Newmark Grubb Knight Frank
LEASING AGENT

350 FIFTH AVENUE
NEW YORK, N.Y. 10118
(212) 736-3100
FAX (212) 967-6167

The Empire State Building
New York, NY 10118

20th Floor

NORTH

Date Updated: 8/18/2014

LINK SYSTEMS

212 East 47th Street
Suite 6D
New York, NY 10017
Ph 877 221-0229